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                                                             EXHIBIT 99.I.1(a)-7

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                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
   (INCLUDING SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES, EACH AMERICAN
       DEPOSITARY SHARE REPRESENTING 100 SHARES) AND THE EMPLOYEE OPTIONS
                                       OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                                       AT
                               H.K.$0.10 PER SHARE
             (EQUIVALENT TO H.K.$10.00 PER AMERICAN DEPOSITARY SHARE
                       AND H.K.$0.01 PER EMPLOYEE OPTION)
                                       BY
                HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED
                  AND FOUR MANAGEMENT DIRECTORS OF THE COMPANY

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ACCEPTANCES OF THE OFFER BY HOLDERS OF ADSS MUST BE RECEIVED BY THE DEPOSITARY
AGENT NOT LATER THAN 6:00 P.M. (E.S.T.), ON FEBRUARY 5, 2003, UNLESS THE OFFER IS EXTENDED. HOLDERS OF ADSS WILL NOT GENERALLY HAVE THE RIGHT TO WITHDRAW TENDERED ADSS AND WILL ONLY HAVE SUCH RIGHT IN CERTAIN LIMITED CIRCUMSTANCES.
--------------------------------------------------------------------------------

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                                 January 9, 2003

To Our Clients:

Enclosed for your consideration are the Offer Document, dated January 9, 2003 (the "Offer Document"), and the related Letter of Transmittal relating to the offer by CLSA Limited ("CLSA"), on behalf of Huachen Automotive Group Holdings Company Limited, a state-owned enterprise incorporated with limited liability under the laws of the People's Republic of China ("Huachen Automotive Holdings"), and four management directors of the Company, Mr. Wu Xiao An, Mr. Hong Xing, Mr. Su Qiang and Mr. He Tao (the "Management Directors" and, together with Huachen Automotive Holdings, the "Offerors") to purchase all of the issued and outstanding shares, par value U.S.$0.01 per share (the "Ordinary Shares"), including Ordinary Shares represented by American Depositary Shares ("ADSs"), each representing 100 Ordinary Shares and evidenced by American Depositary Receipts ("ADRs"), of Brilliance China Automotive Holdings Limited, a Bermuda corporation (the "Company"), and share options granted by the Company to certain employees of the Company and its subsidiaries pursuant to the share option scheme adopted by the Company on September 18, 1999 (the "Employee Options") for H.K.$0.10 in cash for each Share (equivalent to H.K.$10.00 in cash for each ADS) and H.K.$0.01 in cash for each Employee Option. The ADSs are issuable under the deposit agreement dated as of April 17, 2000 (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and Owners and Beneficial Owners (as defined in the Deposit Agreement) from time to time of ADRs. Notwithstanding the foregoing, the Offer in the United States is being made directly by the Offerors and not by CLSA, and references to the Offer being made by CLSA contained in the Offer Document should be read accordingly.

The Offer will be made to registered holders ("Holders") of ADSs on the terms and subject to the conditions of an offer document dated January 9, 2003 (the "Offer Document") and the related Letter of Transmittal, to registered holders ("Holders") of Ordinary Shares not represented by ADSs on the terms and subject to the conditions of the Offer Document and related form of acceptance and transfer, and to holders of Employee Options on the terms and subject to the conditions of the Offer Document and related form of acceptance and cancellation of Employee Options (the form and acceptance and transfer and the form of acceptance and cancellation of Employee Options are collectively referred to as the "Form of Acceptance"). The terms and conditions set out in the Offer Document and the Letter of Transmittal (as they may be supplemented or amended from time to time), in the case of Holders of ADSs, and the terms and conditions set out in the Offer Document and the Form of Acceptance (as they may be supplemented or amended from time to time), in the case of Holders of Ordinary Shares not represented by ADSs
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and holders of Employee Options, are referred to herein as the "Offer". The
Letter of Transmittal contains instructions for acceptance of the Offer by Holders of ADSs, and will be used by Holders of ADSs to effect such acceptance. Copies of the Offer Document and Letter of Transmittal for Holders of ADSs are enclosed herewith.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF ADSS HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSS HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the Offer. Please note the following:

1. The ADS Price is H.K.$10.00 per ADS, to the seller in cash as set forth in the "Detailed Terms and Conditions of the Offer - The Offer" in Appendix I to the Offer Document. Accepting Holders of ADSs will receive payment in U.S. dollars instead of H.K. dollars, based on the 5 February, 2003 noon buying rate in New York City for cable transfers as certified by customs purposes by the Federal Reserve Bank of New York, unless they elect to receive payment in Hong Kong dollars.

2. The making of the Offer is conditional upon the Offerors having received acceptances of the Offer (and such acceptances not, where permitted, having been withdrawn) by 4:00 p.m. (Hong Kong time) on February 6, 2003 (or such later time(s) and/or date(s) as the Offerors may, subject to the rules of the Hong Kong Takeovers Code, decide) which, together with Ordinary Shares (including Ordinary Shares represented by ADSs) already owned or acquired by the Offerors before or during the period of the Offer, will result in the Offerors and parties acting in concert with them (if any) holding more than 50% of the voting rights of the Company. If the Offerors do not receive valid acceptances of the Offer by such time and date, which together with Ordinary Shares (including Ordinary Shares represented by ADSs) already owned or acquired by the Offerors and parties acting in concert with them (if any) before or during the period of the Offer will result in the Offerors and parties acting in concert with them (if any) holding more than 50% of the voting rights of the Company, the Offer cannot become unconditional and the Offer will lapse.

3. The Offer is being made for all of the issued and fully paid Ordinary Shares (including Ordinary Shares represented by ADSs.)

4. Holders of ADSs who tender ADSs pursuant to the Offer whose ADSs are registered in their own name and who tender directly to the Depositary Agent, will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See "U.S. Federal Income Tax Consequences" in Appendix I to the Offer Document and Instruction 10 in the Letter of Transmittal. In addition, ad valorem stamp duty in Hong Kong amounting to 0.1% of the Offer price will be deducted from the ADS Offer Price and will be paid to the Stamp Duty Office in Hong Kong.

5. The Offer will expire at 4:00 p.m. (Hong Kong time) on February 6, 2003. The Offerors reserve the right to extend the Offer until such date as it may determine in accordance with the Hong Kong Takeovers Code, as set forth in the Offer Document. Because of the time difference between Hong Kong and New York City, acceptances of the Offer by Holders of ADSs must be received by the Depositary Agent by not later than 6:00 p.m. (E.S.T.) on February 5, 2003, unless the offer is extended. See "Detailed Terms and Conditions of the Offer - Acceptance Period and Revisions" in the Offer Document.

6. [Reserved]

7. Notwithstanding any other provision of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary Agent of (i) certificates evidencing the ADSs ("Certificates") or, if such ADSs are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such ADSs into the Depositary Agent's account at The Depository Trust Company, (ii) a

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properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in "The ADSs - Procedures for Tendering Ordinary Shares Represented by ADSs" in paragraph 7 in Appendix I to the Offer Document)), and (iii) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE TO BE PAID BY THE OFFERORS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE DATE INDICATED FOR THE ACCEPTANCE OF THE OFFER.

The Offerors are not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state or foreign jurisdiction statute. If the Offerors become aware of any valid state or foreign jurisdiction statute prohibiting the making of the Offer or the acceptance of ADSs pursuant thereto, the Offerors will make a good faith effort to comply with such state or foreign jurisdiction statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offerors cannot comply with any such state or foreign jurisdiction statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) holders in such state or foreign jurisdiction.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
   (INCLUDING SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES, EACH AMERICAN
       DEPOSITARY SHARE REPRESENTING 100 SHARES) AND THE EMPLOYEE OPTIONS
                                       OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                                       AT
                               H.K.$0.10 PER SHARE
             (EQUIVALENT TO H.K.$10.00 PER AMERICAN DEPOSITARY SHARE
                       AND H.K.$0.01 PER EMPLOYEE OPTION)
                                       BY
                HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED
                  AND FOUR MANAGEMENT DIRECTORS OF THE COMPANY

The undersigned acknowledge(s) receipt of your letter, the Offer Document, dated January 9, 2003, and the related Letter of Transmittal in connection with the offer by CLSA Limited ("CLSA"), on behalf of Huachen Automotive Group Holdings Company Limited, a state-owned enterprise incorporated with limited liability under the laws of the People's Republic of China ("Huachen Automotive Holdings"), and four management directors of the Company, Mr. Wu Xiao An, Mr. Hong Xing, Mr. Su Qiang and Mr. He Tao (the "Management Directors" and, together with Huachen Automotive Holdings, the "Offerors") to purchase all of the issued and outstanding shares, par value U.S.$0.01 per share (the "Ordinary Shares") (including Ordinary Shares represented by American Depositary Shares ("ADSs"), each representing 100 Ordinary Shares and evidenced by American Depositary Receipts ("ADRs")), of Brilliance China Automotive Holdings Limited, a Bermuda corporation (the "Company"), and share options granted by the Company to certain employees of the Company and its subsidiaries pursuant to the share option scheme adopted by the Company on September 18, 1999 (the "Employee Options") for H.K.$0.10 in cash for each Share (equivalent to H.K.$10.00 in cash for each ADS) and H.K.$0.01 in cash for each Employee Option. The ADSs are issuable under the deposit agreement dated as of April 17, 2000 (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and Owners and Beneficial Owners (as defined in the Deposit Agreement) from time to time of ADRs. Notwithstanding the foregoing, the Offer in the US is being made directly by the Offerors and not by CLSA, and references to the Offer being made by CLSA contained in the Offer Document should be read accordingly.

By executing this document I/we hereby instruct you to tender to the Offerors the number of ADSs indicated below (or if no number is indicated below, all ADSs) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of ADSs to be Tendered*:
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* Unless otherwise indicated, it will be assumed that all of your ADSs held by us for your account are to be tendered.

Date:
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                                    SIGN HERE

Signature(s):
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Print Name(s):
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Print Address(es):
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Area Code and Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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